UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 31, 2011, Mr. Robert J. Majteles resigned from the Board of Directors of Adept Technology, Inc. Mr. Majteles’ resignation follows the expiration of his contractual arrangement with Special Situations Funds and its affiliates (“Special Situations”) pursuant to which Mr. Majteles agreed to his designation by Special Situations as a nominee to serve, and served, on the Board of Directors of Adept since 2003.

As previously disclosed by Adept, pursuant to the 2003 Common Stock Purchase Agreement between Special Situations and Adept, Special Situations has the right to designate an individual to be nominated for election to Adept's Board of Directors so long as Special Situations owns at least five percent of Adept’s outstanding stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: June 3, 2011	By: /s/ Lisa M. Cummins Lisa M. Cummins Vice President of Finance and Chief Financial Officer